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                                                                    EXHIBIT 3(q)




                            CERTIFICATE OF AMENDMENT
                                     TO THE
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             BURR-BROWN CORPORATION

                     (Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware)


         Burr-Brown Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         FIRST:  The name of the Corporation is Burr-Brown Corporation.

         SECOND: On August 24, 2000, the Board of Directors of the Corporation duly adopted a resolution setting forth the following amendment to the Amended and Restated Certificate of Incorporation of the Corporation.

                  The First Article of the Corporation's Amended and Restated Certificate of Incorporation is amended in its entirety to read as follows:

                  "The name of the Corporation is Texas Instruments Tucson Corporation."

         THIRD: The sole stockholder of the Corporation entitled to vote on the above-stated proposed amendment executed a written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware adopting such amendment.

         FOURTH: Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


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         IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Amendment as of the 24th day of August, 2000.


                                           Burr-Brown Corporation



                                           By: /s/ M. SAMUEL SELF
                                              ----------------------------------
                                                 M. Samuel Self, its Treasurer


















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